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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                     WITH REGARD TO RAINWIRE PARTNERS, INC.


                             TAUBER & BALSER, P.C.
                          Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326



We hereby consent to the use of our report, dated March 29, 2000, accompanying the consolidated financial statements of Rainwire Partners, Inc. as of December 31, 1999, included in the Company's Annual Report on Form 10-KSB.


/s/ Tauber & Balser, P.C.
--------------------------------
Tauber & Balser, P.C.
Atlanta, Georgia
October 29, 2001